Entrex NewLeaf

Offered by Entrex NewLeaf, LLC
1,999,999 Common Shares of the Company
Project Financing for Compliance Grade Carbon Offsets Securities
Reg A, Tier 1 Offering
Pending SEC Qualification



PART II
SUMMARY OF THE OFFERING CIRCULAR
ITEM 1

Entrex NewLeaf, LLC
Project Financing for Compliance Grade Carbon Offsets Projects
Offered by Entrex NewLeaf, LLC
(_Company_)
150 E Palmetto Park Road, Suite 800
Boca Raton, FL 33432

Best Efforts Offering of up to 1,999,999 _ NewLeaf Common Securities
Minimum Purchase: 1 Share Unit ($10.00)
xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
This prospectus relates to the offering and sale of up to one million, nine hundred and ninety_nine thousand nine hundred and ninety_nine
(1,999,999) common shares of Entrex NewLeaf, LLC (Company), for an aggregate maximum gross dollar offering of nineteen million, nine_ hundred and ninety_nine thousand, nine hundred and eighty dollars
($19,999,990) (the _Offering_).

The Offering is being made pursuant to Tier 1 of Regulation A, promulgated under the Securities Act of 1933. Each Entrex NewLeaf common security will be offered at ten dollars ($10.00) per unit. There is a minimum purchase amount of one NewLeaf common security at $10.00. Each unit represents one common share with the rights and warranties as defined herein.
Entrex NewLeaf, the _company_, shall invest into a series of carbon offset projects on a senior secured, short term basis, into carbon offset projects in exchange for monthly interest and overall annual project profits.
Each project in which the Company may invest shall have received a _confidence letter_ from an ISO auditor which provides the auditor s estimate of the carbon offset creation capabilities of the project.

Further, each carbon offset project shall then have fiscal analysis and valuation performed by KPMGs _Valuation_ team which shall extrapolate the
anticipated profit and loss and cash_flows of the project.   Only upon
satisfactory financial analysis and results, exclusively decided by the leadership of the Company, shall each project launch and the full extent of the project financing be allocated pursuant to the KPMG Valuation team projections and cash_flow timing.
Upon the launch of each project the Company shall engage the KPMG project management organization (PMO) which shall then oversee each project and manage for the projected fiscal results provided by the KPMG Valuation team. Each project would be expected to produce compliance grade carbon offsets which are contractually sold via our CarbonEase series of products.
Owners of the Entrex NewLeaf common securities shall receive interest payments accrued monthly and distributed on the 15th of the subsequent month following each quarter (or next business day) pursuant to the direction of the Board.
Investing in this offering involves a high degree of risk, and you should not invest unless you can afford to lose your entire investment;
see _Risk Factors_. This offering circular relates to the offer and sale or other disposition of up to one million, nine hundred and ninety_nine thousand nine hundred and ninety nine (1,999,999)
2NewLeaf common securities sold per unit at $10.00.

This is our offering, and no public market currently exists for our NewLeaf securities. The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the _SEC_) and the relevant State regulators, as necessary, and will terminate on the sooner of the sale of the maximum number of shares being offered or the decision by Company management to deem the offering closed. The shares offered hereby are offered on a _ best efforts_ basis, and there is no minimum offering.

While this offering is being qualified by the Securities and
 Exchange Commission, we have a current Regulation D _exempt_ offering being sold by the principals of the Company representing the same terms and conditions of this Regulation A offering
(as filed).

When and if this offering becomes qualified, we will cease the Regulation D offering and convert the Reg D securities holders into the registered security offered herein and continue to solicit the qualified Regulation A offering.


Securities purchased by buyers of the Regulation D offering will be converted into securities of the final Regulation A qualified offering if and when it occurs.

We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of the Regulation
A and Regulation D securities will be immediately available to us to fund production operations.





THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.


THE 2022 NEWLEAF COMPLIANCE_GRADE CARBON OFFSET BACKED SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE _SECURITIES
 ACT_), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE 2022 NEWLEAF COMPLIANCE_GRADE CARBON OFFSET BACKED SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR
ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


		      # of                         Price to
Proceeds to                 Proceeds to
		Securities		Public (2)		Issuer (1)
others

Per Security           1		                   $10.00
              $9.00                          $1.00
Total Minimum     1		                   $10.00
        $9.00                          $1.00


Total Maximum     1,999,999           $19,999,990          $17,999,991.00
            $1,999,999.00

(1)
The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, finders fees, selling and other costs incurred in the offering of the common stock.

(2)
NewLeaf common securities are offered at $10.00 per unit

We are following the _Offering Circular_ format of disclosure under Regulation A.

The date of this Regulation A offering circular is November 11, 2022.


FORWARD LOOKING STATEMENTS

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD_LOOKING STATEMENTS AND INFORMATION
 RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD_LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS _ESTIMATE,_ _PROJECT,_ _BELIEVE,_ _ANTICIPATE,_ _INTEND,_ _EXPECT_ AND SIMILAR E XPRESSIONS ARE INTENDED TO IDENTIFY FORWARD_LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT S CURRENT VIEWS WITH RESPECT TO FUTURE
EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE
COMPANY S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN
THE FORWARD_LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE
UNDUE RELIANCE ON THESE FORWARD_LOOKING STATEMENTS, WHICH SPEAK ONLY AS
OF THE DATE ON WHICH THEY ARE MADE.



PART II
ITEM 2
TABLE OF CONTENTS

PART II ITEM 1 SUMMARY OF THE OFFERING CIRCULAR 2
PART II ITEM 2 TABLE OF CONTENTS 6
PART II ITEM 3a SUMMARY OF THE OFFERING CIRCULAR 7
PART II ITEM 3b RISK FACTORS 11
PART II ITEM DILUTION16
PART II ITEM 5PLAN OF DISTRIBUTION17
PART II ITEM 6 SUMMARY OF PROCEEDS DISTIRBUTION 18
PART II ITEM 7 EXAMPLE USE OF PROCEED ($1m Project) 19
PART II ITEM 8 LICENSED PROJECT FINANCING CAPITAL NEED AND RETURN
PROJECTIONS 20
PART II ITEM 9 PROJECT FINANCING SENIOR SECURITY INTERESTS 21
PART II ITEM 10 DESCRIPTION OF BUSINESS 22
PART II ITEM 11 DESCRIPTION OF PROPERTY 25
PART II ITEM 12 MANAGEMENT S DISCUSSIONAND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS 26
PART II ITEM 13 DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT
EMPLOYEES 28
PART II ITEM 14 COMPENSATION OF DIRECTORS AND OFFICERS 29
PART II ITEM 15 SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN
SECURITYHOLDERS31
PART II ITEM 16 INTEREST OF MANANGEMENT & OTHER CERTAIN TRANSACTIONS 32
PART II ITEM 17 SECURITIES BEING OFFERED 33
PART F/S ITEM 18 PROJECTED FINANCIAL STATEMENTS 34
PART III ITEM 19 INDEX TO EXHIBITS 36
PART III ITEM 20 SIGNATURE PAGE 54






PART II
ITEM 3a
SUMMARY OF THE OFFERING CIRCULAR

As used in this prospectus, references to the _Company,_ _company_, _we,_ _our_, _us_, _Entrex NewLeaf_ or the _Entrex NewLeaf, LLC_ refer to Entrex NewLeaf, LLC. unless the context otherwise indicates.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

THE COMPANY
Organization:

The Entrex NewLeaf, LLC was incorporated under the laws of the State of Florida on November 1st, 2022. Our principal office is located at 150 East Palmetto Park Road, Suite 800, Boca Raton FL, 33432.

Management:

Our Chief Executive Officer & Chairman is Stephen H. Watkins. Our Vice Chairman is Rick Rochon. Our other Officers initially include Thomas Harblin who assists in the sales operations of the Company, Colin Turney who assists in marketing of the company and Thomas Hatfield manages our
 IBM, blockchain enabled, technology platform.

Controlling Shareholders:

Stephen H. Watkins is the controlling member of the LLC.

Description of Parent Corporation Business:

Entrex Carbon Market was founded in 2019 with a mission to create the leading place to find, research, track, manage and trade carbon offsets.

The company s initial focus has been carbon offsets represent millions
of various vintage offsets from around the world.   Buyers found these
offsets but had significant due_diligence and underwriting costs associated with a trade which resulted in high friction, difficult, due_diligence driven, bi_lateral trades.

The company s bi_lateral transaction history exemplified how opaque price discovery was in the market and, most important, how significant carbon offset underwriting was prior to a trade (required by buyers due to historical rampant fraud in the industry). We found there was no disciplined, reliable supply of _compliance_grade offsets_ for buyers to have comfort in the quality and ease of transaction execution. These two fundamental market shortcomings (quality and efficiency) had us assemble a network of United Nations and World Bank carbon offset project owners into a structure that makes them _private issuers of carbon offset securities_ under the SEC jurisdiction.


These private carbon offset backed securities still had buyer challenges due to the historical fraud challenges resulting in buyers still having to manage the underwriting of each issuer s unique offsets there was no standardized, credible underwriting in the market.

The Entrex Carbon Market revised its vision to create the leading place to find, research, track, manage and trade of standardized compliance grade carbon offsets with regulatory oversight.

The Entrex Carbon Market revised its strategy to create and market _ compliance_grade_ offsets which inherently provided comfort and confidence for buyers. In an effort to mitigate this underwriting cost for buyers Entrex and KPMG established a relationship whereby KPMG s Project Management Organization (PMO) oversees the ISO Auditors and Registry methodologies from project registration through minting and finally retirement of the
security.   We believe the collective efforts of United Nations R
egistries, ISO approved Auditors and KPMG managing authentication and provenance of each security would provide buyers the confidence and comfort in the underlying _compliance_grade_ offsets which is not a regulatory term nor represents any compliance body approval of said offsets.

The Entrex Carbon Market established compliance_grade carbon offsets to create comfort, confidence and convenience for buyers of carbon offsets.

Entrex NewLeaf, LLC

Understanding the need to establish scalable compliance grade carbon offsets the Entrex Carbon Market created Entrex NewLeaf, LLC to be a carbon offset project finance company to fund various carbon offset projects. Offsets produced from Entrex NewLeaf funded projects are sold, contractually in advance, to the Entrex Carbon Offset Company, LLC under it s _CarbonEase_ brand.

The Entrex NewLeaf company funds carbon offset projects which have known projected profitability, based on KPMGs fiscal analysis, with contracted sales of produced carbon offsets to the Entrex Carbon Offset Company.

That company, Entrex Carbon Offset Company, LLC, offers equity interests, backed by the carbon offsets assets, which can be traded or retired for use across and through the global broker dealer network to satisfy the needs of their carbon neutral corporate clients.

The Entrex Carbon Offset Company securitizes compliance grade carbon offsets into standardized carbon offset backed security which are anticipated to be registered with the United States Securities and Exchange Commission and
sold through regulated parties.   Buyers can gain comfort and confidence
that they are buying authenticated compliance_grade carbon offsets with known providence.


The Entrex Carbon Offset lifecycle can be summated into four distinct events:

1. Standardization of the underlying carbon offset is overseen by KPMG s Project Management Organization (PMO) who oversees the ISO Auditors tracking UN Registry methodologies from project registration through minting and finally retirement of the security. This process provides authentication and providence of each carbon offset assuring a consistent standard.

2. Securitization occurs when Entrex and KPMG assigns specific UN Registry carbon offset serial numbers to specific NewLeaf security serial numbers. KPMG s Capital Market Team will manage _agreed upon procedures_ to confirm the carbon offset backed components to the _Compliance_grade_ specification which collectively establishes the basis for the compliance_grade carbon offset backed security.

3. Public Market Trading will occur when regulated traders can access the qualified 2022 NewLeaf via Bloomberg, Reuters and other trading desktops. Traders can then establish bid and offers and electronically trade the 2022 NewLeaf security electronically providing frictionless trades.

4. Retirement occurs when an owner redeems their security through the
regulated transfer agent.   The transfer agent notifies Entrex and
KPMG s Project Management Organization who then oversees the retirement of the specific serial numbers at the United Nations Registry which then results in a retirement certificate being provided to the redeemed security last owner.

Below we represent a high_level summary of the how we anticipate creating, assembling, distributing and retiring our compliance grade carbon offsets.



The end to end offset development, securitization and retirement process is managed by Entrex s, IBM, blockchain enabled, award nominated, technology platform.


THE OFFERING
Securities Offered:

1,999,999 NewLeaf Common Securities.

Each 2022 NewLeaf Common Security will be offered at $10.00 per unit. Each Unit shall have the rights and warranties of the common stock as defined and receive quarterly distributions of income as determined by the Board.

Termination of the Offering:

The offering will commence as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the _SEC_) and the relevant state regulators, as necessary and will terminate on the sooner of the sale of the maximum number of Entrex NewLeaf securities being sold or via the decision by Company management to deem the offering closed.

Offering Cost:

We estimate our total offering expenses shall be paid by our parent
company the Entrex Carbon Market, LLC.   Trade costs, by regulated
broker dealers, shall be paid as part of the sell price of the securities as represented herein.

PART II
ITEM 3b
RISK FACTORS

Investing in our securities involves risk. In evaluating the Company and an investment in the NewLeaf security careful consideration should be given to the following risk factors, in addition to the other information included in this Offering circular. Each of these risk factors could materially adversely affect the Company s business, operating results or financial condition, as well as adversely affect the value of an investment in our securities.

The following is a summary of the most significant factors that make this offering speculative or substantially risky. The company is still subject to all the same risks that all companies in its industry, and a ll companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber_security). Additionally, early_stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to the Company

We are a development stage business and may be adversely affected managing the business and regulatory challenges of the market sector.

The Company has limited capitalization and a lack of working capital and as a result is dependent on raising funds to grow and expand its business. The Company lacks sufficient working capital in order to execute its business plan. The ability of the Company to move forward with its objective/s is therefore highly dependent upon the success of the offering described herein. Should we fail to obtain sufficient working capital through this offering we may be forced to abandon our business plan.

Because we have a limited history of operations, we may not be able to successfully implement our business plan:

We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

We are dependent on the sale of our securities to fund our operations and will remain so until we generate sufficient revenues to pay for our operating costs:

Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our securities. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

We rely on partners and related entities to Register, Validate, Verify, Mint and Retire Carbon Offsets which would provide the underwriting
collateral for the Entrex Carbon Offset Securities.   If the services
offered under respective agreements are not fully adhered and/or our license from Entrex is revoked our operations could be severely affected:

Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, licensed technologies, successful implementation of our business plan and limited revenue from operations.

Risks Relating to Our Business

We will be dependent upon key administrative personnel and potentially its subsidiary companies for our future success, particularly Stephen
H. Watkins:

If we lose administrative personnel or this particular member of the management team, our ability to implement our business strategy could be significantly harmed.

There is currently no active trading market for our securities:

Our ability to grow will depend on our ability to sell the carbon offsets to Market after each project has Registered, Validated,
Verified and Minted Carbon Offsets.   Today the Entrex Carbon Market has
discussions with over a hundred Carbon Offset Projects which are interested in moving forward. These are in various stages of discussions: 15 have executed letters of intent as represented in the financial projections provided herein.

If no Carbon Offsets are generated from the projects we fund; we may lose money:

If for some reason we select projects which do not deliver the projected results we may lose money effecting our ability to operate.

If we are not able to sell the Carbon Offsets our projects generate; we may lose money:

We anticipate selling all potential offsets contractually before launching a project. If for some reason the contracted buyer defaults we may lose any or all of our production capital if no other buyer is found and could affect our ability to operate.

Our financial condition and results of operations will depend on our ability to manage our future growth effectively:

The Company has limited operating history. If the projects we select to fund do not produce offsets as we expect or if they are not sold; we may not be profitable and may have insufficient capital to operate:
therefore, the future of the Company may be at risk.



Our management and administration may not have the experience necessary to succeed:

Accomplishing our projected results is largely a function of our management personnel s structuring of administrative duties, their ability to provide competent, attentive and efficient services to us, and our access to financing carbon offsets on acceptable terms.

We will operate in a highly competitive market for investment opportunities:

We compete for investors and buyers across the ESG and voluntary carbon offset industry who have access to private carbon offsets which may be a better solution than which we envision. If the market choses other potential alternatives we may lose money which could affect our ability to operate.

Our operating results are subject to fluctuation as a result of the nature of our business, and if we fail to achieve our objectives the Company may not continue to operate.:
We could experience fluctuations in our quarterly and annual operating results due to a number of factors, some of which are beyond our control, including the number of investors and the number of companies that
agree to offer Carbon Offset projects to us to produce.    If Carbon
Offset projects do not create product we can sell we may lose money which could affect our ability to operate.

There are significant potential conflicts of interest which could impact our returns:

Our management team (and any that may be retained in the future), and the future members of a the Entrex NewLeaf, LLC may serve as officers, directors or principals of entities that operate in the same or related line of business/es or other companies managed by affiliates of EHCo, LLC, the Entrex Holding Company, or others which may be formed in the future. Accordingly, if this occurs, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of our investors or the company.

Operational and/or Ownership conflicts of interest:

Our management team (and any that may be retained in the future), and the future members of Entrex NewLeaf, LLC may be owners or principals of entities that the EHCo, LLC may purchase. Accordingly, if this occurs, they may have obligations to investors in those entities which may not be in the best interest of the Company and Common Security holders,

Our Management may choose to, exclusively at their option, to sell or reclassify one or more class/es of securities which could convey rights and privileges to their owners:

The Entrex NewLeaf, LLC management has the right to sell or convert any of the Company s securities into various securities of any other company, if deemed appropriate, exclusively at the option of the management, into a private or publicly listed Company.



Our Management may change our objectives, operating policies and strategies without prior notice or any stockholder approval:

Our management has the authority to modify or waive certain of our operating policies and strategies without prior notice and without investor approval. However, absent investor approval, we may not change the nature of our business so as to cease to exist unless sold or purchased at the exclusive option of management. We cannot predict the effect any changes to our current operating policies or strategies would have on the business model, operating results and returns to investors. Nevertheless, the effects may adversely affect our business and impact our ability to make distributions.

Changes in laws or regulations governing our operations may adversely affect our business:

We are subject to regulation by laws at the local, state and federal levels. These laws and regulations, as well as their interpretation, may be changed from time to time. Any change in these laws or regulations could have a material adverse effect on our business.

Because the NewLeaf Securities may be publicly traded, there will be uncertainty regarding our value:

We have arbitrarily established a price of our securities based on our perception of comparables in the industry and our anticipated
operating methodology.   This valuation may fluctuate significantly
and could have no relevance to actual results of the NewLeaf
security or the Entrex Carbon Offset Company, LLC.   The effects of
stock price volatility could affect investors value in part or in whole.

Purchase of related companies:

At the discretion of management; we may elect to purchase related companies which have conflicts of interest for the Company or management using proceeds of this offering or establishing debt or other securities which may have a negative effect on this Entrex NewLeaf security and offering.

Sale of related companies:

At the discretion of management; we may elect to sell related companies which may conflict with the interests which may have a negative effect on this Entrex NewLeaf security and offering.

Entrex s purchase and license of technologies from related parties:

At the discretion of management; we may elect to purchase and license technologies from related companies which may have conflicts of interest for the Company or management using proceeds of this offering or establishing debt or other securities.
These actions may have a negative effect on to Entrex NewLeaf security and the holders of this offering.



Limited operational experience:

Entrex NewLeaf, LLC has had limited operations which may not, be sufficient for the business and plans outlined. If management fails to operate as planned the operational cash_flows could limit the value of the Entrex NewLeaf Security holders or significantly affect the operations of the enterprise. If sufficient funds are not available to manage the Company the value of the Entrex Securities could diminish in value.




PART II
ITEM 4
DILUTION


We are offering Securities called Entrex NewLeaf Common Stock which will be used to fund the creation of carbon offset through licensed projects as described herein.

We are limited by regulation to issue 1,999,999 Entrex NewLeaf
Securities pursuant to this offering and the associated price of the offering which can not exceed $20,000,000.

We anticipate additional carbon offset land/owners or issuers may choose to license their offset properties to Entrex. If our expectations are correct, we might not have enough capital, from this offering, to complete all projects Entrex Licenses. If additional capital is needed to meet the demands the company may
choose to issue a secondary offering to offset this demand.   As
such each of the common shares as defined in this offering may experience additional dilution, at unknown market terms, to the terms defined herein.

Therefore, future offerings may dilute the Entrex NewLeaf common
shares.   It would be expected that any dilutive funding would
be supported by additional Entrex Carbon Offset Licenses executed with various carbon offset projects producing similar investor distributions and value pursuant to our initial projections.

The Company anticipates that any funds held, and or deployed, by the company shall be supported by contract values during the development phase or carbon offsets after production. Further information about the value of these security interests is projected in Part II, Item 9.

PART II
ITEM 5
PLAN OF DISTRIBUTION

The Company is offering a maximum of 1,999,999 Entrex NewLeaf Common Stock on a no minimum, _best efforts_ basis. The offering will terminate upon the earlier to occur of: (i) the sale of all the Entrex NewLeaf Common Stock qualified to sell, or (ii) the decision by Company management to deem the offering closed.

Our Entrex NewLeaf Common Stock are not currently listed on any national exchange or qualified for trading on any electronic quotation system. No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

Warrants/options:

As of the date of this prospectus, there are no outstanding warrants to purchase our securities.

State Securities Laws:

Under the securities laws of some states the Entrex NewLeaf Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states Entrex NewLeaf Common Stock may not be sold unless the securities have been qualified for sale in the state or an exemption from registration or qualification is available and is complied with.




PART II
ITEM 6
SUMMARY OF PROCEEDS DISTRIBUTION

We estimate that the net proceeds from the sale of the 1,999,999
Entrex NewLeaf Common Stock pursuant to this Offering will be approximately $17,999,991 after deducting the estimated s elling and offering expenses of approximately $1,999,999.

Accordingly, we anticipate the gross and net proceeds, if we raise the maximum offering amount, to be indicative of the following:

         Fully funding Offering:			        100%
		$19,999,990

         Disclosed Broker Fees:			          10%
		$  1,999,999


         Net Offering distributed to Company: 	          90%
		$17,999,991

Net funds being distributed to the Company and deployed in the following manner:

Offering funds shall be used to fund a series of carbon offset projects, in a senior secured position, which shall follow the following methodologies:

(1)  Each project, under letter of intent, shall receive an _
ISO Confidence Letter_ which provides third party validation of the anticipated offsets projected from a licensed project.

(2) Entrex uses the _ISO Confidence Letter_ to create the project s carbon offset projected cash_flow and profitability expectations.

(3) Once the Entrex Carbon Offset Rights Agreement (_CORA_) is executed the project is provided to KPMG for fiscal analysis to create a project cash_flow, profitability and associated project milestones over the approximate 210 day life cycle.

(4) Only upon acceptable timing milestones and projected profitability and cash_flows from KPMG, exclusively at the discretion of Entrex, the project may continue through the production process.

(5) If the Project meets Entrex s projected cash_flow and profitability expectations; funds shall be deployed pursuant to the totals indicated within the KPMG Valuation results. Any project funding deviation from the KPMG projected fiscal analysis may be provided to any project exclusively at the discretion of Company management.

(6) If elected to continue to production Entrex engages
KPMG s project management organization to manage the project, and produced carbon offsets from beginning to end resulting in the anticipated payback of project funds to NewLeaf.


Part II, Item 7 offers an example Project and associated
Cash_flows and Profitability
PART II
ITEM 7
EXAMPLE USE OF PROCEEDS
($1 MILLION PROJECT FINANCING)

The above project represents a carbon offset project and
the associated cash_flows and profit based on $1 million
project financing ($1,000,155 max).    Each column illustrates
 the cash_flow per month and projected distributions.   The
column on the far right represents the project profit and loss. The Red Section shows the projected monthly distribution of interest and project profit distribution in the 210 day column. Projected funding for the project is shown in the bottom row circled titled _Post_Finance Cumulative Cash_
Flow Totals_
PART II
ITEM 8
LICENSED PROJECT FINANCING
CAPITAL NEED AND RETURN PROJECTIONS


Below we illustrate 16 projects which represent the projected capital distributions and timing per KPMG milestones (similar to ITEM 7 example) for the various in house projects

Below we illustrate 16 projects which represent the projected investor interest and project profit sharing (similar to ITEM
7 example) for the various in house projects

Individual projected capital distributions and projected returns are shown in EXHIBIT C.

PART II
ITEM 9
PROJECT FINANCING
SENIOR SECURITY INTERESTS


During carbon offset production each project funded by the Company would be senior secured pursuant to the Entrex Carbon
Offset Rights Agreement (_CORA_).   We believe the chart below
represents potential contract values based on five times project projected annual profit (at different price points) and can be compared to the projected capital at risk on the left.

Post production (after offsets are serialized) each project funded by the Company would be senior secured by the produced carbon offsets. We believe the chart below represents the carbon offset annual revenue value, per project, which can be compared to the projected project capital at risk on the left.

PART II
ITEM 10
DESCRIPTION OF BUSINESS

Description of Business:

Entrex was founded in 2001 to create a capital market system for entrepreneurial companies (_Entrex_ is short for _entrepreneurial exchange_).


Since that time, Founder & CEO Stephen H. Watkins has assembled both a team and a family of companies with leading_edge technology, using the IBM technology stack, to serve the needs of all market participants: companies, investors and intermediaries. As a final step in this evolution the Entrex Holding Company
(_EHCo_ or _Entrex_) was established to help drive synergies among these underlying companies, and to create a comprehensive market system, similar to the infrastructures of NASDAQ or NYSE, yet to help smaller companies access capital while providing control, compliance, and transparency to all market participants.


Entrex Licenses the Origination through Trading Technology to various businesses including the Entrex Carbon Market LLC.
(www.EntrexCarbonMarket.com), the Entrex Carbon Offset Company,
LLC and this entity Entrex NewLeaf, LLC.

The Entrex Carbon Market provides services and licenses entities to create offsets for entities which have underdeveloped Carbon
Offsets.

As part of the Entrex Carbon Market process to Register, Validate, Verify, Mint, Trade and Retire an issuer s carbon offsets Entrex formed the Entrex NewLeaf, LLC entity to facilitate funding for
the negative cash_flow during the production cycle.   The intent
is the licensed properties, funded via NewLeaf, then sell their produced carbon offsets to the Carbon Offset Company, LLC which in turn sells carbon offset backed equity in its CarbonEase securities to buyers and investors of carbon offsets creating a full production and sales cycle for its compliance grade carbon offsets.

Description of Operations:

Entrex NewLeaf, LLC is a cash_flow funder of licensed Entrex
Carbon Offsets projects.   Each project funding would be provided
in a senior secured position (as defined in Part II, ITEM 9) would be collateralized by an Issuer s carbon offset contract a nd subsequently the produced carbon offsets until sold and principal repaid.

Each Entrex Licensee s project would accrue interest on a monthly basis and distributed on the 15th of the month following the
quarter (or next business day) in arrears   Investors in the
Entrex NewLeaf Common Shareholders would receive interest exclusively as directed by the Board..

Entrex Carbon Market utilizes its employees and partners to Register, Validate, Verify, Mint, Trade and Retire an issuer s
carbon.   After an Issuer s Carbon Offsets have been _minted_
each offset would be sold to the contracted buyer which returns principal to the Entrex Newleaf entity.
Historical Operations:

Entrex NewLeaf, LLC has no historical operations but relies on the Entrex Holding Company s technology platform, licensed to the Entrex Carbon Market in 2019, and subsequently to Entrex NewLeaf, LLC, to operate and manage the assignment and collateralization of an Issuer s Carbon Offset Projects and Carbon Offsets for and on behalf of Entrex NewLeaf, LLC.

Information of the Licensed Technology platform is available in the IBM Case Study on www.EntrexCarbonMarket.com.

Current Operations:

Entrex NewLeaf, LLC is managed by Stephen H. Watkins the
 CEO of the Entrex Holding Company (EHCo, LLC), Entrex
Carbon Market, LLC and the Entrex Carbon Offset Company, LLC.

Company Operations are managed cohesively through the Entrex
Holding Company licensed technology and can be simplified as:

	Licenses Carbon Projects:
Entrex Carbon Market, LLC

	Funds Carbon Projects:
Entrex NewLeaf, LLC

	Sells Carbon Projects  Offsets:
Entrex Carbon Offset Company, LLC

 Each company is integral to the carbon offset project lifecycle.
   Collectively the companies manage activities related to the Registration, Validation, Verification, Minting, Securitization
 and Retirement of Carbon Offsets.

Growth Strategy:

The Company s growth is anticipated through additional licensed projects by the Entrex Carbon Market and its independent sales and marketing initiatives to carbon offset producers.

Our existing executed projects represent approximately $11 million in capital which is deployed over a 210 day project life cycle; as shown in Part II, Item 8.

Revenues generated from the capital required on the represented licenses provide approximately $3 in revenue for every $1 invested based upon $6.00 per offset.

Average monthly projected deployed capital (on the 16 ongoing projects) is: $3,868,180.

Average monthly projected interest and profit on the 16 ongoing projects) is: $137,042.




Each Carbon Offset Producer who becomes a Licensee of the Entrex
Carbon Market would be funded, pursuant to cash_flow projections, by the Company, pursuant to the following:

1.   Each project, under letter of intent, shall receive an _ISO
Confidence Letter_ which provides third party validation of the anticipated offsets projected from a licensed project.

2. Entrex uses the _ISO Confidence Letter_ to create the project s carbon offset projected cash_flow and profitability expectations.

3. Once the Entrex Carbon Offset Rights Agreement (_CORA_) is executed the project is provided to KPMG for fiscal analysis to create a project cash_flow, profitability and associated project milestones over the approximate 210 day life cycle.

4. Only upon acceptable timing milestones and projected profitability and cash_flows from KPMG, exclusively at the discretion of Entrex, the project may continue through the production process.

5. If the Project meets Entrex s projected cash_flow and profitability expectations; funds shall be deployed pursuant to the totals indicated
within the KPMG Valuation results.   Any project funding deviation
from the KPMG projected fiscal analysis may be provided to any project exclusively at the discretion of Company management.

6. If elected to continue to production Entrex engages KPMG s project management organization to manage the project, and produced carbon offsets from beginning to end resulting in the anticipated payback of project funds to NewLeaf.

Once a licensor s carbon offsets are Minted on the UN/World Bank registry; the Entrex Carbon Offset Company assembles and distributes the offsets, through regulated broker dealers to buyers and investors of carbon offsets.

If more compliance_grade carbon offsets projects, which exceed NewLeaf s capital capabilities, are available we may choose to have additional offerings, similar to this, or elect a different structure which offers efficiency to market offering the same or additional benefits which may be dilutive to Entrex NewLeaf common shareholders.

The timing and commencement of our growth plans may be influenced by the success of this prospectus offering. And we may not raise sufficient proceeds through this offering in order to fully execute our business plans.



ART II
ITEM 11
DESCRIPTION OF PROPERTY

The Entrex offices are located on the 8th Floor at 150 East Palmetto Park Road, Boca Raton, Florida.

Entrex NewLeaf, LLC utilizes licensed technologies to originate, produce, assemble, distribute, place and service Carbon Offsets on
behalf of clients.   These technologies are located in IBM Licensed
Servers located in nationwide web_based server facilities which manage backup and operations of said servers and technology.

Today limited personnel operate at this location and often are working within related entities of the holding company EHCO, LLC.
We anticipate, pursuant to the completion of this offering to supplement our team.



PART II
ITEM 12
MANAGEMENT DISCUSSION AND ANALSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

Entrex NewLeaf operates on a cash_flow breakeven funded from principals of the company. We anticipate hiring employees and/or independent contractors pursuant to our operating needs post offering..
NewLeaf funds carbon offset projects which have executed the
Entrex Carbon Market s Carbon Offset Rights Agreement (_CORA_).
This agreement is analogous to an oil and gas mineral rights agreement. Entrex s CORA is a patent pending contract which assigns the sale of the project s KPMG output (minted carbon offsets) to the Entrex Carbon Offset Company which in turn assembles carbon offset backed securitize and sells them to investors or buyers.
The Entrex Carbon Market has over 100 Carbon Offset Producing Real Estate Projects (COPRe Projects) representing over 2,000,000 acres of forestry lands which potentially produce nearly 200,000,000
offsets.   If all of these come to market, we could have over
$2,000,000,000 in COPRe NewLeaf product available to market.
Entrex has also developed their Oil and Gas _Cap and Trade_ program. These projects cap leaking oil and gas wells which in_turn create carbon offsets. Entrex has helped develop legislation with the State of Louisiana which, if executed, provides legal rights to
the offsets to the service provider.   There are an estimated
2.1 million oil and gas wells in the United States which are estimated to produce about $250,000 carbon offsets: a multi_ billion dollar _additionality_ opportunity.
The Entrex Carbon Market sells and licenses carbon offset
projects which are qualified by ISO auditors prior to fiscal
review by KPMG.   Only upon Entrex NewLeaf s management review
of profitability and cash_flow will we fund and launch a licensed project under the oversight of KPMG s project management
organization.   Funds shall only be distributed pursuant to the
provided cash_flow and profitability designated for each project.
We do not anticipate this to be a labor_intensive business therefor e few full_time, if any, employees are expected to be needed on behalf of the NewLeaf processes all services are done by external parties and sales through regulated agents.
The Entrex Carbon Market management shall be accountable for all
processes on behalf of the Entrex NewLeaf Security Holders.   This
creates an efficient end to end process and single point of contact for Entrex NewLeaf security holders.
Plan of Operations:
We believe the Entrex Carbon Market licensed technology platform has matured to an operational basis over the 15 years of development of
the IP.    In 2017 Entrex proved through our technology we can
originate, structure, place, trade and service private Securities which have been pushed out to the blockchain.
FINRA regulators have reviewed the technology and operational processes culminating at the private trades and debt payment distributions on behalf of security holders and we believe they h ave no functional nor compliant issues with the manner in which Entrex processes Securities domestically which in_turn this technology could manage the assignment and retirement of the Entrex Carbon Offset Securities offered in this prospectus through the regulated parties we have engaged.
Material Changes:


Excluding normal operational growth and associated changes in operations and/or technology no material changes are expected in the operations or investor returns in 2022_2023.
Various micro and macro_economic national or global events could have significant effect on the holdings of the Company as these events could or would have operational effect on the held securities of underlying companies.
Liquidity:
The Entrex NewLeaf Securities are expected to have limited liquidity unless listed on an over_the_counter or public market.
 Management actively plans of listing the Securities once qualified by the United States Securities and Exchange pursuant to this offering.


PART II
ITEM 13
DIRECTORS, EXECUTIVE OFFICERS, AND CONTROL PERSONS
Our executive officers and directors as of the date of this offering are as follows:
Name			        	Position
Stephen H. Watkins     	Managing Member
Richard Rochon           	Board
Thomas Hatfield 	 	Partner
Tom Harblin			Partner
Colin Turney			Partner
Stephen H. Watkins: is Managing Member and is the founding Chairman and CEO of various majority owned entities of the Entrex Holding Company (EHCo, LLC). Stephen is an experienced entrepreneur founding a series of successful information and business services companies; two of which grew to billion dollar market cap companies. Stephen authored the book Capital Can t Fund What It Can t Find. In the past he wrote a syndicated bi_ monthly finance column read by over eight million national readers at its peak.

Richard C. Rochon: is Vice Chairman of the Board of the Entrex
Holding Company (EHCo, LLC).   Mr. Rochon has extensive experienc
e as an investor, shareholder, director and officer of various public and private companies throughout his career and has been involved in numerous acquisitions, divestitures, spin_offs, initial public offerings, secondary offerings and other corporate financings and transactions. Prior to joining Entrex Mr.
Rochon formed RPCP.

Thomas Hatfield:  Manages the IBM Technology Platforms across
EMI and the associated Entrex Capital Market System companies.
Mr. Hatfield brings over 30 years of expertise creating and solving complex online information systems. His technical experience includes the US Army and with General Electric where was a Engineer for final testing and ground_station operations for military space_satellite communications. His expertise is over 20 years creating custom systems, for organizations including NEC Electronics, Flextronics and PeopleSoft.

PART II
ITEM 14
COMPENSATION OF DIRECTORS AND OFFICERS

Name			              Total Compensation*
Stephen H. Watkins     		$1.00
Richard Rochon           	$1.00
Thomas Hatfield 	 		$1.00
Tom Harblin		 		$1.00
Colin Turney		 	$1.00
*Compensation for operators and directors of the Company are provided via wholly owned subsidiaries of EHCo, LLC the Entrex Holding Company and thru management or licensing agreements to agreed parties.
Officers and Directors:
At our sole discretion we may add additional Officers and
Directors and compensate them through annual retainer fees along with reimbursement of reasonable out_of_pocket expenses incurred in connection with attending each meeting.  Each independent
Officer and Director will receive $500 in connection with each meeting that they attend, plus reimbursement of reasonable out_of_ pocket expenses incurred in connection with attending each committee meeting not held concurrently with a board meeting.
No compensation is expected to be paid to Directors or Officers until this offering is qualified.
Compensation for expenses, Officers and Directors will be managed through the sole decisions and directions of the Managing Member. Indemnification Agreements:
We shall enter into indemnification agreements with our Directors and Officers. The indemnification agreements are intended to provide our Directors the maximum indemnification permitted under law and/or requested by the respective Officer and/or Director.
Each indemnification agreement provides that EMI shall indemnify the Director or Office who is a party to the agreement
(an _Indemnitee_), including the advancement of legal expenses, if, by reason of his or her corporate status, the Indemnitee is, or is threatened to be made a party to or a witness in any threatened, pending, or completed proceeding.
Significant Employees:
As of the date of this prospectus, Stephen H. Watkins is the
Managing Member of the Entrex Holding Company and is a key party to the various Entrex companies.  Other staff members and/or entities will be involved in Entrex Carbon Market and Entrex Carbon Offset Company to manage the creation, assignment and retirement of the carbon offset projects and methodologies discussed in this prospectus.
At the sole discretion of management various employment
agreements and/or contracts may be made with key personnel
which regulate the manner of compensation and the potential
option purchases as provided in the employment agreements.
Family Relationships:
There are no family relationships among our directors or officers Involvement in Certain Legal Proceedings:
None of our control persons are known to have been involved in any of the following events during the past five years:
1.
Bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.
Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
3.
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of
 business, securities or banking activities.   Watkins, Managing
Member, has a past AWC issued by FINRA and is believed to be compliant: an SEC conformation was requested in 2020; further summary and analysis is available in the due_diligence room or upon request;
4.
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the j udgment or decision has not been reversed, suspended, or vacated. Changes in Control:
We are unaware of any contract, or other arrangement or provision of our Articles or by_laws, the operation of which may at a s ubsequent date result in a change of control of our company.

PART II
ITEM 15
SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN SECURITYHOLDERS


Title of Class	      			 Name of Beneficial
	               Amount	      Percent of
        		   	   Owner
                    class
Preferred Member Interests*              EHCo, LLC
	       1,000                100%*

2021 Entrex Carbon Offsets**        	This Offering
                   1,999,999                100%**

*Preferred Member Interests have voting rights controlled by Watkins the Managing Member of the EHCo, LLC

** Non Voting Shares representing underlying offsets authorized and allocated to the maximum provided by regulators.

PART II
ITEM 16
INTEREST OF MANAGEMENT AND
CERTAIN SECURITYHOLDERS

n/a
(the balance of this page is intentionally blank)


PART II
ITEM 17
SECURITIES BEING OFFERED

We are offering a maximum of 1,999,999 2022 NewLeaf Common
Stock Securities which will fund, in a senior secured position, various carbon offset projects licensed by the Entrex Carbon Market. Funding shall engage ISO auditors and ISO verifiers under KPMG s oversight.

The Entrex Carbon Offset Security only have rights and warranties associated with the associated and serialized Carbon Offset
via a United Nations or World Bank Carbon Registry.   The only
right the Entrex Carbon Offset Security holder maintains are the rights and warranties associated with the carbon offset as defined herein.

      2022 NewLeaf Securities have no voting rights;

      2022 NewLeaf Securities have no liquidation rights;

      2022 NewLeaf Securities have no pre_emptive rights;

      2022 NewLeaf Securities have no conversion rights;

      2022 NewLeaf Securities have no redemption provisions;

2022 NewLeaf Securities have no rights inferred to the selection of the Managing Member;

2022 NewLeaf Securities have no rights inferred to the decisions of the Managing Member;

22022 NewLeaf Securities have no voting rights for any future Board of Directors if created;

2022 NewLeaf Securities have no voting rights or selection of any Officers;

2022 NewLeaf Securities have no decision on the leverage the Company decides to obtain;

2022 NewLeaf Securities have no decision on and sale/merger or acquisition;

2022 NewLeaf Securities have no liabilities for further calls or future offerings;

      2022 NewLeaf Securities have no liabilities associated with the company;

2022 NewLeaf Securities have no financial benefit beyond the associated Carbon Offset Collateral.



PART F/S
ITEM 18
PROJECTED FINANCIAL STATEMENTS
(based on closing maximum offering)


Income Statement

                       Not Operating

Balance Sheet
		Assets:
Cash:						$17,999,991.00
Accrued Offering Fees:			$ 1.999.999.00

Total Assets:			      $19,999,990.00

		Liabilities
			Payables:
$                0.00


		Equity:
$19,999,990.00

      Liabilities and 	Equity:
                         $19,999,990.00



Note 1. Organization, History and Business

Entrex NewLeaf, LLC (_the Company_) was authorized as a Limited
Liability Corporation in Florida on November 1st 2022 and initiated operations. The Company was established for the purpose of creating a funding mechanism to fund carbon offset projects
of the Entrex Carbon Market licensed Clients.   The Company s
fiscal year end is December 31.

Note 2. Related Party Transactions

Entrex NewLeaf is the funding entity for Entrex Carbon Market, LLCs licensed carbon offset projects each overseen by KPMG. Produced carbon offsets are then sold to investors or users through the Entrex Carbon Offset Company, LLC securities
branded _CarbonEase_.   Management of the various related
parties may have conflicts of interest between entities.

Note 6. Income Taxes

The Company adopted the provisions of ASC 740_10_50, formerly
FIN 48, and _Accounting for Uncertainty in Income Taxes_.
The Company had no material unrecognized income tax assets or liabilities as of November 1st, 2022.

The Company s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes.
We anticipate from inception through qualified offerint there should be no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company anticipates filing income tax returns in the U.S. federal jurisdiction and the State of Florida. We are not currently involved in any income tax examinations.

Note 7. Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has not generated any revenue nor expenses . These factors raise substantial doubt about the Company s ability to continue as a going concern. Management believes that the Company s capital requirements will depend on many factors including the success of the Company s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future. The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

ITEM 19
INDEX TO EXHIBITS

Exhibit A.  State Filing Documents
Exhibit B.  Federal EIN
Exhibit C.  Licensed Projected Individual Project Economics




PART III
EXHIBIT A.
STATE CURRENT STATUS DOCUMENTS



PART III
EXHIBIT B.
FEDERAL EIN


PART III
EXHIBIT C.
LICENSED PROJECTED INDIVIDUAL PROJECT ECONOMICS





PART III
EXHIBIT C.
LICENSED PROJECTED INDIVIDUAL PROJECT ECONOMICS
(CONTINUED)





PART III
EXHIBIT C.
LICENSED PROJECTED INDIVIDUAL PROJECT ECONOMICS
(CONTINUED)



PART III
EXHIBIT C.
LICENSED PROJECTED INDIVIDUAL PROJECT ECONOMICS
(CONTINUED)




PART III
EXHIBIT C.
LICENSED PROJECTED INDIVIDUAL PROJECT ECONOMICS
(CONTINUED)




PART III
EXHIBIT C.
LICENSED PROJECTED INDIVIDUAL PROJECT ECONOMICS
(CONTINUED)




PART III
EXHIBIT C.
LICENSED PROJECTED INDIVIDUAL PROJECT ECONOMICS
(CONTINUED)




PART III
EXHIBIT C.
LICENSED PROJECTED INDIVIDUAL PROJECT ECONOMICS
(CONTINUED)




PART III
EXHIBIT C.
LICENSED PROJECTED INDIVIDUAL PROJECT ECONOMICS
(CONTINUED)




PART III
EXHIBIT C.
LICENSED PROJECTED INDIVIDUAL PROJECT ECONOMICS
(CONTINUED)





PART III
EXHIBIT C.
LICENSED PROJECTED INDIVIDUAL PROJECT ECONOMICS
(CONTINUED)





PART III
EXHIBIT C.
LICENSED PROJECTED INDIVIDUAL PROJECT ECONOMICS
(CONTINUED)





PART III
EXHIBIT C.
LICENSED PROJECTED INDIVIDUAL PROJECT ECONOMICS
(CONTINUED)





PART III
EXHIBIT C.
LICENSED PROJECTED INDIVIDUAL PROJECT ECONOMICS
(CONTINUED)




PART III
EXHIBIT C.
LICENSED PROJECTED INDIVIDUAL PROJECT ECONOMICS
(CONTINUED)

PART III
ITEM 20
SIGNATURE PAGE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1_A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City
of Boca Raton and County of Palm Beach, in the State of
Florida, December 9, 2020.
ENTREX NEWLEAF, LLC
By:
/s/ Stephen H. Watkins
Name:
Stephen H. Watkins
Title:
Managing Member
(and Principal Executive Officer)
In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.
Signature
Title
Date
/s/ Stephen H. Watkins
Managing Member
November 11, 2022
Stephen H. Watkins
(and Principal Executive Officer)